Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Pioneer Natural Resources Company (the “Company”) by reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2012, of the Company and its subsidiaries, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
February 7, 2014